FOR IMMEDIATE RELEASE
CONTACT:
Edward Lekstutis
Thomas R. Lehmann
JSB Financial, Inc.
(516)887-7000
www.jsbf.com


               JSB FINANCIAL, INC. ANNOUNCES THIRD QUARTER RESULTS
                  SETS DATE FOR SPECIAL MEETING OF STOCKHOLDERS


Lynbrook, New York, October 20, 1999 - JSB Financial, Inc. (the "Company") (NYSE-JSB), the holding company for Jamaica Savings Bank FSB, (the "Bank") today reported net income for the third quarter of 1999 of $7.2 million, or $.76 per diluted share; compared to net income for the third quarter of 1998 of $11.4 million, or $1.13 per diluted share. Net income for the first nine months of 1999, was $21.6 million, or $2.27 per diluted share; compared with $34.2 million, or $3.37 per diluted share, for the comparative 1998 period. The 1998 periods included significant non-recurring items, which increased net income after tax for the quarter and nine months ended September 30, 1998 by $4.4 million and $12.1 million, respectively. Excluding the effect of these non-recurring items, discussed below, diluted earnings per share for the three and nine months ended September 30, 1998 would have been $.70 and $2.18.

Net income and per share results for the nine months ended September 30, 1998 included income related to the final settlement on a $12.8 million non-performing mortgage loan. Under the mortgage settlement, all contractual principal, interest, legal and other fees were received, resulting in additional pre-tax income of $4.3 million. Further, the Company experienced a lower effective tax rate attributable to the realignment of an operating subsidiary of the Bank, which resulted in tax savings of $3.2 million and $8.2 million for the quarter and nine months ended September 30, 1998, respectively. The Company received $636,000 and $1.1 million less in mortgage loan prepayment penalties during the current three and nine month periods being reported, than were realized in the comparable 1998 periods. Finally, for the third quarter of 1998, miscellaneous income (pre-tax) included a gain of $963,000 on the sale of two subsidiary corporations and $494,000 of income recognized in connection with refunds of prior years property taxes and medical premiums. For the first nine months of 1999, the Company reported a $936,000 increase in income from real estate operations, primarily related to gains realized on the sale of condominium apartments owned by a real estate subsidiary. Net of taxes, the increase in real estate operations increased net income for the current three and nine month periods being reported by $526,000, or $.06 per diluted share.

Net interest income for the third quarter and first nine months ended September 30, 1999 was $18.1 million and $54.5 million, respectively, compared to $17.9 million and $54.2 million, respectively, for the third quarter and first nine months ended September 30, 1998.

Park T. Adikes, Chairman and Chief Executive Officer of JSB Financial, Inc., commented: "Our core earnings remained on course. The results for 1998, as we previously emphasized, included non-recurring income items and tax savings that could not be expected in the future. In addition to continuing to successfully operate JSB Financial, we are diligently working to assure that the pending merger with North Fork Bancorporation is both seamless to our depositors and other customers and offers long term value to our stockholders." Mr. Adikes continued, "Subsequent to our entering into a plan of combination with North Fork, North Fork announced the planned purchase of Reliance Bancorp, in a common stock transaction valued at approximately $352 million. North Fork's management believes that the Reliance acquisition will be immediately accretive to North Fork's GAAP and cash earnings per share, the effect of which is expected to enhance the value of North Fork's stock, benefiting JSB stockholders."

JSB Financial, Inc. also announced that it has set a date for a special meeting of stockholders to approve the merger agreement in which North Fork Bancorporation, Inc. would acquire JSB Financial, Inc. in a pooling-of-interests transaction. The meeting is scheduled for Thursday, January 13, 2000 at 10:00 a.m. at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Blvd., Uniondale, New York, and the record date for stockholders entitled to vote at the meeting is November 15, 1999. The special meeting date will be confirmed in the proxy material that will be sent in December to stockholders of record as of the close of business on the record date.

JSB Financial, Inc. and Jamaica Savings Bank FSB, with combined assets of $1.60 billion and a tangible net worth of $374 million as of September 30, 1999, are headquartered in Lynbrook New York. The Bank operates through 13 offices, 10 of which are located in Queens, and one each in Manhattan, Nassau County and Suffolk County. The Bank's deposits are insured by the Federal Deposit Insurance Corporation-Bank Insurance Fund up to applicable limits.

Note: JSB Financial's news releases may be accessed on the Bank's website: http://www/jsbf.com

This release contains certain forward-looking statements and may be identified by the use of such words as "believe(s)", "expect(s)", "anticipate(s)", "should", "planned", "estimated" and "potential". The Company's discussion regarding the anticipated future direction of its net interest margin and interest rate spread are considered forward-looking statements, which are subject to various factors which could cause actual results to differ materially from the statements made. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

                            Financial Tables Attached


                                      JSB FINANCIAL, INC. AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (In Thousands, except per share amounts)

                                                                  Three Months Ended       Nine Months Ended
                                                                     September 30,           September 30,
                                                               ------------------------------------------------
                                                                    1999        1998        1999        1998
                                                               ------------------------------------------------
INTEREST INCOME
---------------
  Mortgage loans                                                  $ 23,091    $ 22,157    $ 68,848    $ 64,518
  Debt and equity securities                                         1,449       2,514       5,244       9,195
  Collateralized mortgage obligations and
   mortgage-backed securities                                        1,704       1,711       4,999       4,956
  Other loans                                                          328         426       1,048       1,436
  Federal funds sold                                                   776         773       2,361       3,151
                                                                  --------    --------    --------    --------
    Total Interest Income                                           27,348      27,581      82,500      83,256
                                                                  --------    --------    --------    --------

INTEREST EXPENSE
----------------
  Deposits                                                           8,531       9,714      25,879      29,098
  Federal Home Loan Bank of New York advances                          709         -         2,102         -
                                                                  --------    --------    --------    --------
    Total Interest Expense                                           9,240       9,714      27,981      29,098
                                                                  --------    --------    --------    --------
    Net Interest Income                                             18,108      17,867      54,519      54,158
                                                                  --------    --------    --------    --------
  Provision for Loan Losses                                              1          13          13          41
                                                                  --------    --------    --------    --------
  Net Interest Income After Provision for Loan Losses               18,107      17,854      54,506      54,117
                                                                  --------    --------    --------    --------

NON-INTEREST INCOME
-------------------
  Real estate operations, net                                          104         172       1,223         287
  Loan fees and service charges                                      1,309       1,967       3,279       4,559
  Recovery of prior period expenses for troubled loans                 -           -           -         4,346
  Miscellaneous (loss)/income                                          (28)      1,359         (41)      1,766
                                                                  --------    --------    --------    --------
    Total Non-Interest Income                                        1,385       3,498       4,461      10,958
                                                                  --------    --------    --------    --------

NON-INTEREST EXPENSE
--------------------
  Compensation and benefits                                          3,894       4,167      11,932      11,941
  Occupancy and equipment expenses, net                              1,441       1,416       4,155       3,919
  Federal deposit insurance premiums                                    34          36         104         108
  Other general and administrative                                   1,494       1,532       4,984       4,850
                                                                  --------    --------    --------    --------
    Total Non-Interest Expense                                       6,863       7,151      21,175      20,818
                                                                  --------    --------    --------    --------

  Income Before Provision for Income Taxes                          12,629      14,201      37,792      44,257
  Provision for Income Taxes                                         5,427       2,824      16,218      10,030
                                                                  --------    --------    --------    --------
  Net Income                                                      $  7,202    $ 11,377    $ 21,574    $ 34,227
                                                                  ========    ========    ========    ========

Earnings and Cash Dividends Per Common Share:
---------------------------------------------
  Basic earnings per common share                                 $   0.78    $   1.16    $   2.32    $   3.47
                                                                  ========    ========    ========    ========
  Diluted earnings per common share                               $   0.76    $   1.13    $   2.27    $   3.37
                                                                  ========    ========    ========    ========
  Basic weighted average common shares                               9,284       9,830       9,319       9,864
                                                                  ========    ========    ========    ========
  Diluted weighted average common & dilutive
   potential shares                                                  9,484      10,093       9,520      10,159
                                                                  ========    ========    ========    ========
  Cash dividends per common share                                 $   0.45    $   0.40    $   1.35    $   1.20
                                                                  ========    ========    ========    ========

Comprehensive Income:
---------------------
Net Income                                                        $  7,202    $ 11,377    $ 21,574    $ 34,227
Other comprehensive income, net of tax
Net unrealized (depreciation)/appreciation on securities
 available-for-sale, net of tax                                     (4,229)     (2,206)     (2,483)      3,237
                                                                  --------    --------    --------    --------
Comprehensive Income                                              $  2,973     $ 9,171    $ 19,091    $ 37,464
                                                                  ========    ========    ========    ========



                                      JSB FINANCIAL, INC. AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              (In Thousands, except share and per share amounts)

                                                                            September 30,        December 31,
                                                                                1999                  1998
                                                                          -----------------     ---------------

ASSETS
------
Cash and due from banks                                                      $    12,753           $    13,849
Federal funds sold                                                                32,500                99,000
                                                                             -----------           -----------
  Cash and cash equivalents                                                       45,253               112,849

Securities available-for-sale, at estimated fair value                            79,173                83,592
Securities held-to-maturity, net                                                 193,540               208,457
Other investments                                                                 10,833                 8,922
Mortgage loans, net                                                            1,207,177             1,146,915
Other loans, net                                                                  19,631                22,744
Premises and equipment, net                                                       18,310                18,340
Interest due and accrued                                                           8,840                 8,773
Real estate held for sale and Other real estate                                      558                   785
Other assets                                                                      12,455                10,272
                                                                             -----------           -----------
                            Total Assets                                     $ 1,595,770           $ 1,621,649
                                                                             ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits                                                                     $ 1,092,044            $1,124,166
Federal Home Loan Bank of New York advances                                       50,000                50,000
Advance payments for real estate taxes and insurance                              20,848                13,993
Official bank checks outstanding                                                  17,784                11,604
Deferred tax liability, net                                                       24,715                25,476
Accrued expenses and other liabilities                                            16,147                13,934
                                                                             -----------           -----------
                            Total Liabilities                                  1,221,538             1,239,173
                                                                             -----------           -----------

STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value, 15,000,000 shares
 authorized; none issued)                                                              -                     -
Common stock ($.01 par value, 65,000,000 shares authorized;
 16,000,000 issued; 9,289,793 and 9,505,923
 outstanding, respectively)                                                          160                   160
Additional paid-in capital                                                       170,219               168,663
Retained income, substantially restricted                                        345,616               337,474
Common stock held by Benefit Restoration Plan Trust,
 at cost (196,823 and 193,723 shares, respectively)                               (4,758)               (4,477)
Common stock held in treasury, at cost, (6,710,207
 and 6,494,077 shares, respectively)                                            (175,393)             (160,215)
Accumulated other comprehensive income:
---------------------------------------
 Net unrealized gain on securities available-for-sale, net of tax                 38,388                40,871
                                                                             -----------           -----------
                            Total Stockholders' Equity                           374,232               382,476
                                                                             -----------           -----------
                            Total Liabilities and Stockholders' Equity       $ 1,595,770           $ 1,621,649
                                                                             ===========           ===========




                       JSB FINANCIAL, INC. AND SUBSIDIARY
                                 FINANCIAL TABLE

FINANCIAL RATIOS AND OTHER DATA
-------------------------------
                                                                      Three Months Ended                Nine Months Ended
                                                                         September 30,                     September 30,
                                                                  1999                  1998            1999             1998
                                                                  ----                  ----            ----             ----
                                                                         Annualized                          Annualized
                                                                         ----------                          ----------

Return on average equity                                          7.59 %               11.99 %          7.68 %          12.23 %
Return on average assets                                          1.79                  2.92            1.78             2.93
Interest rate spread                                              4.07                  4.01            4.05             4.07
Net interest margin                                               4.90                  4.93            4.88             4.98
Non-interest expense to average assets                            1.71                  1.84            1.75             1.78
Efficiency ratio (1)                                             35.31                 36.01           36.60            35.41
Average equity to average assets                                 23.64                 24.38           23.21            23.97
Average interest-earning assets to
 average interest-bearing liabilities                             1.33 X                1.34 X          1.33 X           1.34 X


MEASURES OF ASSET QUALITY
-------------------------
                                                                               September 30,                        December 31,
Ratios                                                                              1999                                1998
                                                                               -------------                        ------------

Non-performing loans/gross loans (2)                                                0.02 %                              0.04 %
Non-performing assets/total assets (3)                                              0.04                                0.04
Allowance for loan losses/net loans                                                 0.48                                0.51
Allowance for loan losses/non-performing loans                                     19.34 X                             13.19 X

Other Data
(Dollars in thousands, except per share amounts)

Non-performing loans (2)                                                        $    307                          $      449
Non-performing assets                                                                708                                 726
Non-accrual loans                                                                      -                                 213
Loans 90 days past due, but still accruing                                           307                                 236
Allowance for possible loan losses                                                 5,937                               5,924

Stockholder Value

Tangible net worth                                                              $374,232                          $  382,476
Book value per share                                                            $  40.28                          $    40.25



(1) Non-interest expense, excluding other real estate expense/(income), divided by net interest income, plus loan fees and service charges.

(2) Includes loans which are 90 days or more in arrears which are still accruing interest and non-accrual loans.

(3) Includes non-performing loans; ORE; and any other investment where the recovery of contractual principal and interest is questionable.
